UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☒	Definitive Information Statement

TIMBERJACK SPORTING SUPPLIES, INC.
 (Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Timberjack Sporting Supplies, Inc.
c/o Linyi Chan Tseng Wood Co., Ltd.
Daizhuang Industrial Zone, Yitang Town
Lanshan District, Linyi City, Shandong
People’s Republic of China

INFORMATION STATEMENT
(Definitive)

October 25, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Timberjack Sporting Supplies, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about September 30, 2010, the Company received written consents in lieu of a meeting of Stockholders from holders of 4,486,888,878 shares of voting securities representing approximately 82.9% of the 5,407,510,836 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1) to effectuate a 540.61745923707:1 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”); and

(2) to change the name of the Company to “China Wood, Inc.” (the “Name Change”).

On September 30, 2010, the Board of Directors of the Company approved the Reverse Stock Split and the Name Change, subject to Stockholder approval. The Majority Stockholders approved the Reverse Stock Split and the Name Change by written consent in lieu of a meeting on September 30, 2010. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.  The name change will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Nevada after this Information Statement is effective.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: October 25, 2010	For the Board of Directors of TIMBERJACK SPORTING SUPPLIES, INC.

	By:	/s/ Zhikang Li
Zhikang Li
Chief Executive Officer and Director

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock.  In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified.

On September 29, 2010, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Paragon Capital LP, a Delaware limited partnership (the “Principal Shareholder”), Chine Victory Profit Limited, a British Virgin Islands company (“Chine Victory”), and the shareholders of Chine Victory (the “Chine Victory Shareholders”). The closing of the transaction (the “Closing”) took place on September 30, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares of Chine Victory (the “Interests”) from the Chine Victory Shareholders in exchange for the issuance of 467,074.60209421 shares of Series M preferred stock, par value $0.001 (the “Series M Preferred Stock”) whereby each Series M Preferred Stock will be converted into 10,000 shares of our common stock (the “Conversion Shares”) automatically upon the effectiveness of the Reverse Stock Split (such transaction is sometimes to referred to herein as the “Share Exchange”). After giving effect to the above described automatic conversion, the Conversion Shares shall constitute approximately 86.39% of our issued and outstanding common shares immediately after the closing of the Share Exchange (without giving effect to the Financing as discussed below). As a result of the Share Exchange, Chine Victory became our wholly-owned subsidiary.

Simultaneous to the closing of the Share Exchange, we entered into a securities purchase agreement with certain accredited investors for the issuance and sale in a private placement of investment units (the “Units”), each consisting of one share of the Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and Series A warrants to purchase up to 0.5 shares of our common stock (the “Warrants”), for aggregate gross proceeds of $5,344,975 (the “Financing”). In the aggregate, we issued to the Investors a total of 1,336,244 shares of Series A Preferred Stock and five-year Series A warrants to purchase up to 668,123 shares of common stock. We also paid to the placement agent and selected dealer placement agent a fee of $443,098 and issued to them five-year warrants (the “Agent Warrants”) to purchase a total of 133,624 shares of common stock at an exercise price of $4.80 per share. The Series A Preferred Stock, Warrants and Agent Warrants will not be subject to adjustment pursuant to the Reverse Stock Split.

As a condition to both the Share Exchange and Financing, our Majority Stockholders and directors agreed to approve the Reverse Stock Split and Name Change.

Accordingly, it was the Board’s opinion that the restructuring transactions described above, including the Share Exchange, Financing, Reverse Stock Split and Name Change would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board approved the above actions on September 30, 2010 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on September 30, 2010.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION I REVERSE STOCK SPLIT
DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effectuate a 540.61745923707:1 reverse stock split.  Under this reverse stock split each 540.61745923707 shares of our Common Stock will be automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The effective date of the reverse stock split will be November 16, 2010.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED 540.61745923707-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  As a result and as a covenant to the Share Exchange and Financing transaction, the Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company and to be able to close the Share Exchange and Financing transactions.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly (except for the holders of Series A Preferred Stock, Warrants and Agent Warrants) and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 735,428,571 shares of Common Stock as of October 25, 2010 to approximately 1,360,349 shares (depending on the number of fractional shares that are issued or cancelled). The Reverse Stock Split will affect the shares of common stock outstanding and the Series M Preferred Stock.  However, the Reverse Stock Split will not affect the number of Series A Preferred Shares issued. The number of authorized shares of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares), assuming the conversion into common stock of all Series M Preferred Stock, Series A Preferred Stock, Series A Warrants and Agent Warrants:

Prior to the Reverse Stock Split

	Pre-Reverse Stock Split
	Number of Shares Owned	Percentage of Ownership	Number of Fully-Diluted Shares Owned	Percentage of Ownership
Chine Victory Shareholders (1)	4,670,746,021	86.38%	4,670,746,021	86.36%
Shell Shareholders	735,428,571	13.60%	735,428,571	13.60%
Investors (fully converted) (2)	1,336,244	0.02%	1,336,244	0.02%
Investors Series A Warrants	0 (3)	-	668,123	0.01%
Placement Agent Warrants	0 (4)	-	133,624	0.00%
Total	5,407,510,836	100.00%	5,408,312,583	100.00%

Following the Reverse Stock Split

	Post-Reverse Stock Split
	Number of Shares Owned	Percentage of Ownership	Number of Fully-Diluted Shares Owned	Percentage of Ownership
Chine Victory Shareholders (1)	8,639,651	76.21%	8,639,651	71.18%
Shell Shareholders	1,360,349	12.00%	1,360,349	11.21%
Investors (fully converted) (2)	1,336,244	11.79%	1,336,244	11.01%
Investors Series A Warrants	0 (3)	-	668,123	5.50%
Placement Agent Warrants	0 (4)	-	133,624	1.10%
Total	11,336,244	100.00%	12,137,991	100.00%

1)
The Chine Victory Shareholders received 467,074.602094208 shares of Series M Preferred Shares.  These are convertible into 4,670,746,021 shares of common stock prior to the Reverse Stock Split.  Pursuant to the terms of the Certificate of Designation for the Series M Preferred Shares, upon the effectiveness of the Reverse Stock Split, the Series M Preferred Shares will automatically convert into 8,639,651 shares of common stock.

2)
The Investors are purchasing shares of Series A Preferred Stock at the Closing and the Series A Preferred Shares are not subject to the Reverse Stock Split.  Accordingly, the number of shares they own will not adjust after the effectiveness of the Reverse Stock Split.

3)	There are Series A Warrants issued and outstanding to purchase 668,123 shares of Common Stock that are not deemed exercised for the purpose of this table.
4)	There are Agent Warrants issued and outstanding to purchase 133,624 shares of Common Stock that are not deemed exercised for the purpose of this table.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 540.61745923707. While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is as a condition to the Share Exchange and Financing.  This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.  It was done as a way to attract potential investors and conduct a financing transaction.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to satisfy the conditions of the Share Exchange and Financing and to convert the Series M Preferred Shares to common stock and allow the Company to perform under the terms of the Financing transaction.  This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to perform under the Share Exchange or the Financing.  The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to issue shares and attract investors.  The Company has entered into the Share Exchange and Financing whereby they have agreed to effectuate this Reverse Stock Split.

The financing will be used primarily to expand and enhance the Company’s existing plywood production business.  The Company intends to expand its operations through the acquisition of forest tracts in southern China and to acquire new machinery needed to better serve clients.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Reverse Stock Split will become effective on November 16, 2010, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Pacific Stock Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

•
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 540.61745923707 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

•
Stockholders of record of the Common Stock as of October 25, 2010 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 540.61745923707 pre-split shares outstanding.

•
As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 735,428,571 shall be consolidated to a total of approximately 1,360,349 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

•	The Company’s authorized number of common stock shall remain at 980,000,000 shares of the Common Stock.

•	The Series M Preferred Shares shall automatically convert into 8,639,651 shares of common stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 30, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about October 26, 2010 to all Stockholders of record as of the Record Date.

ACTION II NAME CHANGE
AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that in light of the Share Exchange and acquisition of Chine Victory, our principal business now consists of plywood production in the People’s Republic of China.  Accordingly, it would be in the best interests of the Company to change our corporate name from Timberjack Sporting Supplies, Inc. to China Wood, Inc.

Purpose of the Name Change

On September 30, 2010, the Company’s Board of Directors and persons owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to China Wood, Inc.  The Board believes that the name change better reflects the nature of the Company’s current and anticipated operations.  The Company had operated under the name Timberjack Sporting Supplies, Inc. which reflected the Company’s prior business of providing cost effective, high quality gun care products, accessories and related sporting equipment for the discriminating consumer, at substantial savings to outdoorsmen, the general public and all levels of federal, state, county and local law enforcement.  As a result of the Share Exchange, Chine Victory became our wholly owned subsidiary and the operations of its subsidiaries became that of the Company.

Amended Certificate of Incorporation

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to effect the name change.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended September 30, 2009;
2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and June 30, 2010;
3.	Current Report on Form 8-K filed on October 1, 2010; and
4.	Information Statement on Schedule 14F-1 filed on October 4, 2010.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 985,000,000 shares: 980,000,000 shares of Common Stock, par value $0.001 per share, of which 735,428,571 shares are outstanding as of October 25, 2010, and 5,000,000 shares of the Company’s preferred stock, par value $0.001 per share, of which 1,500,000 shares are designated and authorized as Series A Preferred Shares, of which 1,336,244 are issued and outstanding, and 500,000 shares are designated and authorized as Series M Preferred Stock, of which 467,074.60209421 shares are issued and outstanding as of October 25, 2010. Each share of the Series M Preferred Stock is convertible into 10,000 shares of Common Stock and can vote on an as-converted basis. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before a meeting of the stockholders. Except with respect to transactions upon which the Series A Preferred Shares shall be entitled to vote separately as a class and as otherwise required by Nevada law, the Series A Preferred Shares are not entitled to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 25, 2010, there were 735,428,571 shares of common stock issued and outstanding.

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 25, 2010 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors, officers and director appointees listed below is Timberjack Sporting Supplies, Inc., c/o Linyi Chan Tseng Wood Co., Ltd., Daizhuang Industial Zone, Yitang Town, Lanshan District, Linyi City, Shandong, People’s Republic of China 276000.  All share ownership figures include shares of our common stock issuable upon conversion or exercise of securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of October 25, 2010, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name	Amount and Nature of Beneficial Ownership Before the Share Exchange	Percentage of Outstanding Shares Before the Share Exchange (1)	Amount and Nature of Beneficial Ownership After the Share Exchange	Percentage of Outstanding Shares After the Share Exchange (2)
Well Asia Group Limited (3)	-	-	4,486,888,878 (4)	82.98%

Alan P. Donenfeld (5)	400,000,000	93.24%	400,000,000	7.397%

Viking Investments Group, LLC (6)	-	-	306,428,571	5.667%

Xiaoling Ye (7)	-	-	0	0%

Zhikang Li	-	-	0	0%

Hang Sang (Randolph) Lau	-	-	0	0%

All Directors, Executive Officers and Director Nominees before the Share Exchange, as a Group ( 1 person)	400,000,000	93.24%	-	-

All Directors, Executive Officers and Director Nominees after the Share Exchange and after the Effective Date of this Schedule, as a Group (3 persons)			0	0%
_____________________

(1)	The numbers in this column are based on 429,000,000 shares outstanding prior to the Share Exchange and prior to the Reverse Stock Split.

(2)
The numbers in this column are based on 5,407,510,836 shares of voting securities, including 735,428,571 shares of common stock outstanding immediately following the Share Exchange and the 467,074.60209421 shares of Series M Preferred Shares on an as-converted basis.

(3)
Well Asia Group Limited is owned by Yinling Lai. On March 24, 2010, Yinling Lai entered into a call option agreement (the “Call Option Agreement”) with Xiaoling Ye pursuant to which Yinling Lai will transfer shares of Well Asia Group Limited to Ms. Ye in three years under certain conditions.

(4)
In connection with the Share Exchange, Well Asia will be issued 452,521.320 shares of Series M Preferred Stock that will convert into 4,525,213,320 shares of Common Stock (subject to the terms of the Reverse Stock Split) at such time when the Reverse Stock Split is declared effective.

(5)	Mr. Donenfeld’s resignation from our Board shall become effective on the Effective Date.

(6)	Tom Simeo has share voting and dispositive power over the securities held by Viking Investments Group, LLC.

(7)
As discussed in footnote (3) above, pursuant to an incentive option agreement, Ms. Xiaoling Ye, our Chairman, will have an option, subject to certain vesting periods, to purchase from Mr. Yin Ling Lai, the current sole shareholder of Well Asia Group Limited, up to 100% of equity of Well Asia Group Limited, which, upon exercise, would entitle Ms. Ye to beneficially own and control 4,486,888,878 shares of our common stock after giving effect to the conversion of the shares of Series M Preferred Stock but prior to the effectiveness of the Reverse Stock Split.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE OF REVERSE STOCK SPLIT AND NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, the reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on November 16, 2010.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: October 25, 2010

By Order of the Board of Directors /s/ Zhikang Li Zhikang Li Chief Executive Officer and Director